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                                                                 EXHIBIT 10.11

                         ADDENDUM TO TERM LOAN AGREEMENT

This Addendum is made part of the Term Loan Agreement (the "Agreement") made and entered into by and between the undersigned borrower (the "Borrower") and the undersigned bank (the "Bank") as of the date identified below. The warranties, covenants and other terms described below are hereby added to the Agreement.

BORROWER'S SUBMISSION OF TAX RETURNS

Borrower covenants and agrees with Bank that, while this Agreement is in effect, Borrower will furnish to Bank, no later than October 31 of each year, Borrower's personal financial statement for such yearly period and no later than thirty
(30) days after filing there, a copy of Borrower's filed federal, and state [if applicable], tax returns, including all supporting schedules.

Borrower to maintain a minimum Cash Flow Coverage ratio of 1.25 to 1.00. Cash Flow Coverage defined as: Total annual personal income as stated in federal tax returns, divided by personal debt obligations.

GUARANTOR'S SUBMISSION OF FINANCIAL STATEMENTS AND TAX RETURNS

Borrower covenants and agrees with Bank that, while this Agreement is in effect, Guarantor will furnish to Bank the following: 1) As soon as available, but in no event later than sixty (60) days after the end of each quarter, Guarantor's CPA reviewed financial statements for such quarterly period. 2) As soon as available, but in no event later than one hundred twenty (120) days after fiscal year end, a copy of Guarantor's CPA audited financial statements.

Accounts Payable and Accounts Receivable agings to be provided quarterly within twenty (20) days of quarter end.

Full   proceeds  of  this  loan  are  to  be  used  to  payoff  the   obligation
#71-6517305943-18/26 of, Nutech Digital, Inc. with U.S. Bank.

Dated as of:               November 7, 2002


/s/ Lee Kasper
-----------------------
(Borrower)       Lee


U.S. Bank N.A. (Bank:)


/s/ Gus Ghusayni
----------------------------
Gus Ghusayni, Vice PResident



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